Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Nuvve Holding Corp.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.0001 par value per share	(1)	Other	42,401,643	$2.14	$90,739,516.02	0.0001381	$12,531.13

Total Offering Amounts:							$90,739,516.02		12,531.13
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$12,531.13

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Offering Note(s)

(1)	Represents shares of Common Stock, par value $0.0001 per share (“Common Stock”), of Nuvve Holding Corp. (the “Company”), which consists of (i) 7,995,048 shares of Common Stock issuable upon the conversion of 6,000 shares of Series A Convertible Preferred Stock, par value $0.0001 per share, (ii) 5,069,712 shares of Common Stock issuable upon the exercise of warrants, (iii) 55,532 shares of Common Stock issuable upon the exercise of pre-funded warrants, (iv) up to 25,000,000 shares of Common Stock, (v) up to 1,290,898 shares of Common Stock issuable upon the conversion of convertible notes, and (vi) up to 2,990,453 shares of Common Stock issuable upon the exercise of additional investment right warrants, offered for resale by the selling stockholders pursuant to the prospectus contained in this Registration Statement on Form S-1. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional shares of common stock issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.

The Proposed Maximum Offering Price Per Unit per share in the table above is estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on average of high and low price per share of the Common Stock as reported on the Nasdaq Capital Market on January 6, 2026 (such date being within five business days of the date that this Registration Statement was filed with the U.S. Securities and Exchange Commission).